                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1, 1999 to September 30, 1999
Distribution Date:  October 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                       -----------------------------
(i)   Principal Distribution
          Class A-1 Note  Amount                                                                 (0.00)                    0.0000000
          Class A-2 Note  Amount                                                                  0.00                     0.0000000
          Class A-3 Note  Amount                                                                  0.00                     0.0000000
          Class A-4 Note  Amount                                                         16,035,355.64                   108.3469976
          Class A-5 Note  Amount                                                                  0.00                     0.0000000
          Class A-P Note  Amount                                                          3,445,203.59                    27.5616287
          Class B  Note  Amount                                                           1,791,026.04                    28.1519340
          Class C  Note  Amount                                                             684,091.99                    28.1519338
          Certificates  Amount                                                              357,002.88                    20.6598890

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                  0.00                     0.0000000
          Class A-2 Note  Amount                                                                  0.00                     0.0000000
          Class A-3 Note  Amount                                                                  0.00                     0.0000000
          Class A-4 Note  Amount                                                            610,521.14                     4.1251429
          Class A-5 Note  Amount                                                            790,625.00                     5.2083333
          Class A-P Note  Amount                                                            298,319.04                     2.3865523
          Class B  Note  Amount                                                             158,866.90                     2.4971219
          Class C  Note  Amount                                                              64,051.18                     2.6358509
          Certificates  Amount                                                               71,134.22                     4.1165634

(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)           359,244,316.52

(iv)  Class A-1 Notes Balance (end of Collection Period)                                          0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                   0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                        0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                   0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                        0.00
        Class A-3 Pool Factor (end of Collection Period)                                                                   0.0000000
        Class A-4 Notes Balance (end of Collection Period)                              103,090,721.04
        Class A-4 Pool Factor (end of Collection Period)                                                                   0.6965589
        Class A-5 Notes Balance (end of Collection Period)                              151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                   1.0000000
        Class A-P Notes Balance (end of Collection Period)                               54,763,389.73
        Class A-P Pool Factor (end of Collection Period)                                                                   0.4381071
        Class B Notes Balance (end of Collection Period)                                 28,469,335.25
        Class B Pool Factor (end of Collection Period)                                                                     0.4474903
        Class C Notes Balance (end of Collection Period)                                 10,874,015.20
        Class C Pool Factor (end of Collection Period)                                                                     0.4474903
        Certificates Balance (end of Collection Period)                                  10,246,855.30
        Certificates Pool Factor (end of Collection Period)                                                                0.5929893

(v)   Basic Servicing Fee                                                                   317,964.16                     0.3039912

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1, 1999 to September 30, 1999
Distribution Date:  October 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                       -----------------------------
(vi)  Aggregate Realized Losses                                                           1,425,676.17
        Aggregate Net Losses                                                                935,160.63
        Cummulative Net Losses for all periods                                           29,538,555.55

(vii)  Reserve Account Balance after Giving Effect to Payments                           16,200,000.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                16,200,000.00
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                               0.00
        Draws on Reserve Account                                                                 (0.00)
        Deposits to Reserve Account                                                               0.00
        Class C Reserve Account Balance after Giving Effect to Payments                   2,694,332.37
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                  2,694,332.37
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                 167,345.10
        Draws on Class C Reserve Account                                                          0.00
        Deposits to Class C Reserve Account                                                       0.00

(viii) Class A-1 Notes Interest Carryover Shortfall                                               0.00                     0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                             0.00                     0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                             0.00                     0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                             0.00                     0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                             0.00                     0.0000000
         Class A-P Notes Interest Carryover Shortfall                                             0.00                     0.0000000
         Class B Notes Interest Carryover Shortfall                                               0.00                     0.0000000
         Class C Notes Interest Carryover Shortfall                                               0.00                     0.0000000
         Certificates Interest Carryover Shortfall                                                0.00                     0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class A-P Notes Principal Carryover Shortfall                                            0.00                     0.0000000
         Class B Notes Principal Carryover Shortfall                                              0.00                     0.0000000
         Class C Notes Principal Carryover Shortfall                                              0.00                     0.0000000
         Certificates Principal Carryover Shortfall                                               0.00                     0.0000000



(ix)   Additional Principal Distributable Amount                                                 (0.00)

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                                0.00
       Seller or purchased by Servicer

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1, 1999 to September 30, 1999
Distribution Date:  October 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                       -----------------------------

(xi)   Delinquent Contracts
                                                                                 Number                           Balance
                                                                                ----------------------------------------------------
           30-59 Days                                                             1754                                 13,412,728.45
           60-89 Days                                                              505                                  3,724,098.92
           90 Days or More                                                         396                                  2,982,734.62
           Financed Vehicles Repossessed but not yet charged off                    62                                    713,772.05

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1152279
Weighted Average Remaining Term of Remaining Portfolio                                      29.6985726

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0056720
     (ii)   Preceding Collection Period                                                      0.0076909
     (iii)  Current Collection Period                                                        0.0075742
     (iv) Three Month Average                                                                0.0069790

Ending Portfolio Balance                                                                359,244,316.52